UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2016

FIDELITY & GUARANTY LIFE

(Exact name of registrant as specified in its charter)

Delaware	001-36227	46-3489149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Ruan Center 601 Locust Street, 14th Floor Des Moines, IA	50309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 445-6758

Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

Dividend Declaration

On February 2, 2016, Fidelity & Guaranty Life (the “Company”) announced that its Board of Directors had declared a quarterly dividend of $0.065 per share. The dividend is payable on March 7, 2016 to the Company’s stockholders of record as of the close of business on February 22, 2016. A copy of the press release announcing the declaration is furnished as Exhibit 99 to this Report.

Annual Stockholder Meeting

On February 2, 2016, the Board of Directors of the Company determined to postpone the Company’s 2016 annual meeting of stockholders because of the pending merger (the “Merger”) and associated transactions contemplated under the Agreement and Plan of Merger, dated November 8, 2015, by and among the Company, Anbang Insurance Group Co., Ltd., a joint-stock insurance company established in the People’s Republic of China (“Anbang”), AB Infinity Holding, Inc., a Delaware corporation and a wholly-owned subsidiary of Anbang (“Parent”), and AB Merger Sub, Inc., a Delaware corporation and a newly formed, wholly-owned subsidiary of Parent. The Company’s 2015 annual meeting of stockholders was held on February 11, 2015. The Board of Directors of the Company has scheduled the meeting for September 30, 2016.

Additional Information and Where to Find It

In connection with the Merger, the Company intends to file relevant materials with the SEC, including the Company’s information statement in preliminary and definitive form. Stockholders of the Company are strongly advised to read all relevant documents filed with the SEC, including the Company’s information statement, because they will contain important information about the Merger. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, documents will also be available for free from the Company by contacting Lisa Foxworthy-Parker at Lisa.Parker@fglife.com.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99	Press Release of Fidelity & Guaranty Life dated February 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDELITY & GUARANTY LIFE

/s/ Eric L. Marhoun
Eric L. Marhoun
Executive Vice President, General Counsel and Secretary

Dated: February 8, 2016